[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.6

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined in the Stock Purchase Agreement (as defined below)) (the “Effective Date”), by and between Spansion LLC, a Delaware limited liability company (“Spansion”), and Fujitsu Semiconductor Limited, a Japanese corporation (“FSL”). Spansion and FSL are hereinafter also referred to as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, FSL, Nihon Spansion Limited, a Japanese corporation (“Buyer”), and Spansion have entered into a certain Stock Purchase Agreement effective as of April 30, 2013 (“Stock Purchase Agreement”), pursuant to which, Buyer and Spansion purchase from FSL, and FSL sells to Buyer and Spansion, FSL’s (and its Subsidiaries’) fabless business of design, development, marketing, distribution and sale of certain analog semiconductor products and microcontroller products, pursuant to a series of transactions contemplated in the Stock Purchase Agreement (such transactions, “Transactions”); and

WHEREAS, in connection with the Transactions, FSL wishes to assign, and Spansion wishes to obtain, certain Intellectual Property Rights and Technology (in each case, as defined in the Stock Purchase Agreement) that are related to the business purchased by Buyer, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Spansion and FSL hereby agree as follows:

AGREEMENT

1.             DEFINITIONS; INTERPRETATION.

1.1     Terms Defined in this Agreement. The following capitalized terms when used in this Agreement shall have the following definitions. Capitalized terms that are used in this Agreement but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

1.1.1      “Assigned IPR” means, collectively, the Assigned Patents, the Assigned Trademarks and the Assigned Other IPR.

1.1.2     “Assigned Other IPR” means the Other IPR in and to the Assigned Technology.

1.1.3     “Assigned Invention Disclosures” means the invention disclosures listed in Schedule 1.1.3 hereto, as such invention disclosures exist as of the Effective Date. The invention disclosures set forth in Schedule 1.1.3 consist of disclosures for inventions that are [*] in the AM Business. For clarity, the invention disclosures will not include those that are related to Process Technology.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

1.1.4     “Assigned Patents” means, collectively, (a) the Patents listed in Schedule 1.1.4 hereto, and (b) any Patents or Patent applications within the same Patent Family as any Patent listed in Schedule 1.1.4 hereto, which Patents and Patent applications were obtained or filed by a Seller Party prior to the Effective Date.

1.1.5     “Assigned Technology” means [*]solely owned by a Seller Party, or jointly owned by a Seller Party only with another Seller Party, that is (a) [*]the AM Business as currently conducted by the Seller Parties, or (b) [*]the design, development, sale, distribution, maintenance and support of the AM Products that are currently being developed (in their current form), manufactured, sold or supported by the Seller Parties, or (c) otherwise specifically listed in Schedule 1.1.5 hereto.

1.1.6     “Assigned Trademarks” means the Trademarks listed in Schedule 1.1.6 hereto.

1.1.7     “Assigning Party” has the meaning set forth in Section 7.

1.1.8     “Existing Rights and Obligations” means, with respect to any Assigned IPR, (a) the Pre-Existing Rights and Obligations under or with respect to such Assigned IPR, and (b) the other rights of FSL, Fujitsu and any Affiliates of Fujitsu and FSL granted under the IP License Agreement under or with respect to such Assigned IPR.

1.1.9     “Other IPR” means Intellectual Property Rights other than Patents or Trademarks.

1.1.10     “Patent Family” means, with respect to a Patent (the “Subject Patent”), a group of Patents that consists of: (a) all Patents that claim priority to the same non-provisional Patent application as the Subject Patent, and all Patent applications from which priority is claimed by the Subject Patent and all Patents issuing from such Patent applications; (b) all foreign counterparts of the Subject Patent and the Patent applications and Patents described in clause (a) above; and (c) all Patents and Patent applications that are subject to a terminal disclaimer that disclaims the term of any such Patent or Patent application beyond the term of the Subject Patent.

1.1.11     “Pre-Existing Rights and Obligations” means, with respect to any Assigned IPR, any releases, licenses, immunities, covenants not to sue or assert, and other rights and covenants (and any rights or options to obtain or receive any of the foregoing) granted or otherwise provided under or with respect to such Assigned IPR prior to the Effective Date (including those that continue in effect on or after the Effective Date) by FSL or any preceding owner of the Assigned IPR, other than any of the foregoing granted or otherwise provided under any Assumed Contract. For clarity, Pre-Existing Rights and Obligations apply only to the Assigned IPR and not to any other Intellectual Property Right of Spansion or Spansion’s Affiliates.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

1.1.12     “Process Technology” means any [*]

1.1.13     “Seller Parties” means, for purposes of this Agreement, the “Seller Parties” as defined in the Stock Purchase Agreement, but expressly excluding Fujitsu.

1.2         Interpretation.

1.2.1     Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

1.2.2     Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3     Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof, and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2.            ASSIGNMENT OF Assigned IPR.

2.1     Assignment of Assigned IPR. Subject to (a) the Existing Rights and Obligations under or with respect to any Assigned IPR, and (b) payment of the Purchase Price as set forth in the Stock Purchase Agreement, FSL (on behalf of itself and the other Seller Parties) hereby irrevocably assigns, conveys, sells, and transfers to Spansion all of the Seller Parties’ worldwide right, title and interest in and to each Assigned IPR, including the goodwill associated with the Assigned Trademarks and associated with the business or Technology (as applicable) to which the Assigned Trademarks pertain, and including any other benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the right to sue and recover damages for all past, present or future infringement, misappropriation, violation, unlawful imitation or breach thereof, or other violations of any rights in any Assigned IPR, and to settle and retain proceeds from any such actions).

2.2     No Other Assignments. The Parties acknowledge and agree that the Seller Parties do not have any obligation to assign, convey, sell or transfer to Spansion, and shall not be deemed to have assigned, conveyed, sold or transferred to Spansion, in each case, whether hereunder or under any other Transaction Agreement, any right, title or interest in or to any Intellectual Property Rights other than those expressly provided in Section 2.1.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

2.3     Delivery. FSL (on behalf of itself and the other Seller Parties) shall deliver copies (including electronic) of the Assigned Technology through the transfer of books and records, documentation, Software, electronic files, facilities, personal property contained therein, and employees pursuant to the Stock Purchase Agreement. In the event any Assigned Technology (including any books, records, Software and documentation therefor) is not delivered to Spansion through such transfer, FSL shall, upon written request from Spansion made within twelve (12) months after the Effective Date, promptly deliver copies of any such Assigned Technology to Spansion. In addition, if any Seller Party discovers during the foregoing twelve (12)-month period any copies (including electronic) of Technology which, in FSL’s good faith determination, are copies of Assigned Technology that have not been delivered in accordance with the foregoing, FSL shall promptly notify Spansion, and if Spansion’s requests the delivery of such copies within a reasonable period thereafter, promptly deliver such copies to Spansion.

3.           Additional Terms.

3.1     Subsequent Transfers. Any assignment, conveyance, sale or transfer by Spansion of any right, title or interest in or to each Assigned IPR, and any grant or other provision of any exclusive right or license by Spansion under or with respect to such Assigned IPR, in each case, shall be subject to the Existing Rights and Obligations under or with respect to such Assigned IPR. Spansion agrees to notify in writing any purchaser, assignee or exclusive licensee of any Assigned IPR that such Assigned IPR is subject to the Existing Rights and Obligations prior to such assignment, conveyance, sale or transfer.

3.2     Subsequent Transfers of Assigned Patents. For a period of [*] following the Effective Date, if Spansion wishes to assign, convey, sell, or transfer any Assigned Patent to any other Person other than in connection with (a) the resolution of any litigation, or (b) the sale or transfer of all or substantially all of Spansion’s assets, or of product lines or service lines, within the Spansion Field of Use (as defined in the IP License Agreement), Spansion shall (i) provide prior written notice to FSL of such potential assignment, conveyance, sale or transfer, and (ii) grant FSL an opportunity of no shorter than a [*]period (except in the case where it is commercially impracticable for Spansion to provide FSL with a [*]period, in which case, a shorter period to be agreed in good faith by the Parties) to negotiate the terms and conditions of an assignment, conveyance, sale or transfer of such Assigned Patent to FSL.

3.3     Further Assurances. FSL agrees to (and agrees to cause the other Seller Parties to) execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and take all other actions as may be reasonably requested by Spansion, in order to effect the terms of this Agreement and to record or perfect Spansion’s rights in and to each Assigned IPR; provided, that Spansion shall bear the fees to be paid to the Governmental Bodies of each applicable jurisdiction for the recordation of the assignments granted pursuant to this Agreement. The obligations of FSL under this Section 3.3 shall survive for twelve (12) months after the Effective Date.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

3.4     Prosecution and Maintenance. Except as set forth in Section 3.3, the Seller Parties shall have no responsibility for any actions or costs, including attorneys’ fees and patent office fees, in any jurisdiction, having a due date on or after the Effective Date that are associated with the prosecution, maintenance or enforcement of any Assigned IPR. FSL (on behalf of itself and the other Seller Parties) acknowledges that Spansion has no obligation to prosecute, maintain or enforce any Assigned IPR.

3.5     Right to Royalties Under Contracts Entered into Prior to the Effective Date. To the extent that Fujitsu or the Seller Parties receive royalties or other consideration in connection with any Pre-Existing Rights and Obligations under or with respect to any Assigned IPR, and such royalties are attributable in part to any releases, licenses, immunities, covenants not to sue or assert, or other rights or covenants granted or otherwise provided under or with respect to such Assigned IPR, Spansion agrees that, notwithstanding Section 2.1, Fujitsu and the Seller Parties shall continue to have the right to, and Spansion waives any right to, receive the royalties or other consideration paid to Fujitsu or the Seller Parties in connection with such Pre-Existing Rights and Obligations.

4.            Confidentiality.

The confidentiality provisions set forth in Section 13 of the IP License Agreement shall apply to all Confidential Information (as defined in the IP License Agreement) disclosed by either Party under this Agreement.

5.            Warranty and DISCLAIMER.

5.1     Warranties. Each Party represents and warrants that it has the right and authority to enter into this Agreement.

5.2     Additional FSL Warranty. FSL represents and warrants that:

(a)     none of the Seller Parties jointly own any Technology or Other IPR with any of their Affiliates (other than any other Seller Parties) or with any Third Party, which Technology or Other IPR would constitute Assigned Technology or Assigned Other IPR if such Technology or Other IPR were solely owned by a Seller Party or jointly owned by a Seller Party only with another Seller Party; and

(b)     the Assigned Patents and Assigned Trademarks are not jointly owned by the Seller Parties with any of their Affiliates (other than any other Seller Parties) or with any Third Party.

5.3     Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE STOCK PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT (INCLUDING, IN THE CASE OF FSL, ANY ASSIGNED IPR OR ASSIGNED TECHNOLOGY), WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ENFORCEABILITY, VALIDITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

6.            Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (a) upon receipt if delivered personally, (b) upon confirmation if sent by facsimile with transmission confirmation or (c) on the first Business Day following dispatch if sent by a nationally-recognized overnight courier service; provided, however, that, if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day, such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable Party at such Party’s address or facsimile number as set forth below.

If to Spansion, addressed to it at:

Spansion LLC
915 DeGuigne Drive

Sunnyvale, CA 94085

United States
Fax: [*]
Attention: General Counsel

With copies to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive,
Menlo Park, CA 94025
United States
Fax: 1-650-463-2600
Attention: Tad J. Freese, Esq.

Latham & Watkins LLP
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi
Chiyoda-ku, Tokyo 100-6332
Japan
Fax: 011-81-3-6212-7801
Attention: Michael J. Yoshii, Esq.

If to FSL, addressed to it at:

Fujitsu Semiconductor Limited
Nomura Shin-Yokohama Building
2-10-23 Shinyokohama
Kohoku-ku, Yokohama 222-0033
Japan

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

Fax: [*]
Attention: [*]

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo 100-6529
Japan
Fax: 011-81-3-3214-6512
Attention: Jay Ponazecki, Esq.

Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 6.

7.           Assignment.

Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred by either Party (whether voluntarily or involuntarily and whether by merger, transfer of assets, operation of Applicable Law or otherwise), without the other Party’s express prior written approval, except that (a) FSL may assign or transfer to Fujitsu with Spansion’s prior written consent (such consent not to be unreasonably conditioned, delayed or withheld), and (b) either Party (“Assigning Party”) may assign or transfer to a successor of all or substantially all of the Assigning Party’s assets related to this Agreement, upon written notice to the other Party (and without the other Party’s consent), in each case, this Agreement and the rights, interests, and obligations hereunder in their entirety. Any attempt to assign or transfer this Agreement in violation of this Section 7 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.            Miscellaneous.

8.1     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

8.2     Entire Agreement. This Agreement (including any appendices, exhibits and schedules attached hereto), the Stock Purchase Agreement and other Ancillary Documents (including any appendices, exhibits and schedules attached thereto), and the other documents referred to herein constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

8.3     Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature by either Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic method as if the original had been received.

8.4     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Japan.

8.5     Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be resolved in accordance with Section 11.10 of the Stock Purchase Agreement.

8.6     Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.7     Severability. Any term or provision of this Agreement that is held as invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.8     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

8.9     Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of the Parties under this Agreement shall be cumulative and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement, at law, in equity or otherwise.

[Signature Page Follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

                      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives to become effective as of the Effective Date.

SPANSION LLC:

By:	/s/ Randy W. Furr
Name:	Randy W. Furr

Title:	Corporate Executive Vice President and Chief Financial Officer

[Signature Page to Intellectual Property Assignment Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

FUJITSU Semiconductor Limited:

By:	/s/ Akinori Tahara
Name:	Akinori Tahara

Title:	Head of Unit Intellectual Property Unit

[Signature Page to Intellectual Property Assignment Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

Schedule 1.1.3

List of Assigned Invention Disclosures

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

Schedule 1.1.4

List of Assigned Patents

[*]  [25 PAGES REDACTED]

Sch 1.1.4-1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

SCHEDULE 1.1.5

List of Assigned Technologies

[*]  [115 PAGES REDACTED]

 Sch. 1.1.5-1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treament has been requested with respect to the omitted portions.

SCHEDULE 1.1.6

List of Assigned TRADEMARKS

[*]

Sch.1.1.6-1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.